EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-97707 of The AES Corporation on Form S-8 of our report dated June 30, 2008, relating to the financial statements and financial statement schedules of The AES Corporation Retirement Savings Plan, appearing in this Annual Report on Form 11-K of The AES Corporation Retirement Savings Plan for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

McLean, VA

June 30, 2008

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